Exhibit 99.1

Mine Safety and Health Administration (MSHA) Safety Data

FCX’s U.S. mining operations are subject to regulation by MSHA under the U.S. Federal Mine Safety and Health Act of 1977 (the Mine Act). MSHA inspects our mines on a regular basis and issues various citations and orders when it believes a violation has occurred under the Mine Act. Whenever MSHA issues a citation or order, it also generally proposes a civil penalty, or fine, related to the alleged violation. Citations or orders can be contested and appealed, and as part of that process, are often reduced in severity and amount, and are sometimes dismissed. The number of citations, orders and proposed assessments varies depending on the size and type (underground or surface) of the mine, among other factors.

The following disclosures have been provided pursuant to Section 1503(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the Act). The U.S. Securities and Exchange Commission (SEC) has not issued final rules under these provisions; therefore, it is possible that any final rules or guidelines adopted by the SEC will require disclosures to be presented in a different form.

Mine Safety Data. During the three months ended March 31, 2011, we had no mining related fatalities at our U.S. mining operations. In addition, during the three months ended March 31, 2011, none of our U.S. mining operations received written notice from MSHA of a pattern of, or the potential to have a pattern of, violations of mandatory health or safety standards that are of such nature as could have significantly and substantially contributed to the cause and effect of mine health or safety hazards under Section 104(e) of the Mine Act.

Following provides additional information about references used in the tables below to describe the categories of violations, orders or citations issued by MSHA under the Mine Act:

•
Section 104(a): Citations issued by MSHA under Section 104(a) of the Mine Act for violations of health or safety standards that could significantly and substantially contribute to a serious injury if left unabated.

•
Section 104(b): Orders issued under Section 104(b) of the Mine Act, which represent a failure to abate a citation under Section 104(a) within the period prescribed by MSHA. This results in an order of immediate withdrawal from the area of the mine affected by the condition until MSHA determines that the violation has been abated.

•
Section 104(d): Citations and orders issued by MSHA under Section 104(d) of the Mine Act for unwarrantable failure to comply with mandatory health or safety standards. These types of violations could significantly and substantially contribute to a serious injury; however, the conditions do not cause imminent danger (refer to discussion of imminent danger orders below).

•
Section 110(b)(2): Flagrant violations identified by MSHA under Section 110(b)(2) of the Mine Act. The term flagrant with respect to a violation is defined as “a reckless or repeated failure to make reasonable efforts to eliminate a known violation of a mandatory health or safety standard that substantially and proximately caused, or reasonably could have expected to cause, death or serious bodily injury.”

•
Section 107(a): Orders issued by MSHA under Section 107(a) of the Mine Act for situations in which MSHA determined an imminent danger existed. Orders issued under Section 107(a) of the Mine Act require the operator of the mine to cause all persons (except authorized persons) to be withdrawn from the mine until the imminent danger and the conditions that caused such imminent danger cease to exist.

The following tables reflect the violations, citations and orders issued to us by MSHA during the three months ended March 31, 2011:

		Three Months Ended March 31, 2011
		Section	Section		Section	Section	Section	Proposed
Mine ID(1)	Mine or Operation Name	104(a)	104(b)		104(d)	110(b)(2)	107(a)	Assessments(2)
0200137	Freeport-McMoRan Bagdad Inc. (Bagdad)	1	-		-	-	-	$1,944
	Freeport-McMoRan Chino Mines Company (Chino):
2900708	Chino Mines Co Mine	38	-		1	-	-	$-
2900762	SX-EW	6	-		-	-	-	$-
2901882	Ivanhoe Concentrator	-	-		-	-	-	$-
0200112	Freeport-McMoRan Miami Inc (Miami)	86	2		-	-	-	$18,524
0200024	Freeport-McMoRan Morenci Inc (Morenci)	70	1	(3)	-	-	-	$58,220
0203131	Freeport-McMoRan Safford Inc (Safford)	-	-		-	-	-	$-
0200144	Freeport-McMoRan Sierrita Inc (Sierrita)	79	-		-	-	-	$63,719
2900159	Tyrone Mine (Tyrone)	14	-		-	-	-	$8,752
0500790	Henderson Operations (Henderson)	13	-		-	-	-	$8,022
0502256	Climax Mine (Climax)	11	-		-	-	-	$1,100
	Freeport-McMoRan Cobre Mining Company :
2900725	Open Pit & Continental Surf Comp	-	-		-	-	-	$-
2900731	Continental Mill Complex	-	-		-	-	-	$-
0201656	Copper Queen Branch	-	-		-	-	-	$-
0202579	Cyprus Tohono Corporation	-	-		-	-	-	$-
0203262	Twin Buttes Mine	-	-		-	-	-	$-
2902395	Chieftain 2100 Screening Plant	-	-		-	-	-	$-
0203254	Warrior 1800 Screening Plant	-	-		-	-	-	$-

(1)	MSHA assigns an identification number to each mine or operation and may or may not assign separate identification numbers to related facilities.

(2)
Amounts represent the total dollar value of proposed assessments received on or before April 29, 2011, for citations or orders issued by MSHA during the three months ended March 31, 2011 ($27,058 of which are being contested by FCX). Refer to “Pending Legal Actions” below for further discussion of the process by which a citation, order or penalty received from MSHA may be challenged.

(3)	This order was incorrectly issued to Morenci by MSHA and should have been issued to a contractor working at the mine. MSHA has acknowledged this error and is working to update their system.

Outstanding Proposed Assessments. At March 31, 2011, the cumulative total of all outstanding proposed assessments was $519,880. These amounts do not necessarily relate to the citations or orders issued by MSHA during the three months ended March 31, 2011, or to the pending legal actions reported below.

Pending Legal Actions. The Federal Mine Safety and Health Review Commission (the Commission) is an independent adjudicative agency established by the Mine Act that provides administrative trial and appellate review of legal disputes arising under the Mine Act. These cases may involve, among other questions, challenges by operators to citations, orders and penalties they have received from MSHA, or complaints of discrimination by miners under Section 105 of the Mine Act. The following provides additional information of the types of proceedings that may be brought before the Commission:

•	Contest Proceedings – A contest proceeding may be filed with the Commission by an operator to challenge the issuance of a citation or order issued by MSHA.

•	Civil Penalty Proceedings – A civil penalty proceeding may be filed with the Commission by an operator to challenge a civil penalty MSHA has proposed for a violation contained in a citation or order.

•
Discrimination Proceedings – A discrimination proceeding involves a miner’s allegation that he or she has suffered adverse employment action because he or she engaged in activity protected under the Mine Act, such as making a safety complaint.

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Temporary Reinstatement Proceedings – A temporary reinstatement proceeding involves cases in which a miner has filed a complaint with MSHA stating that he or she has suffered discrimination and the miner has lost his or her position.

•
Compensation Proceedings – A compensation proceeding may be filed with the Commission by miners entitled to compensation when a mine is closed by certain closure orders issued by MSHA. The purpose of the proceeding is to determine the amount of compensation, if any, due to miners idled by the orders.

At March 31, 2011, there were 27 pending legal actions before the Commission that related to matters instituted during the three months ended March 31, 2011. The following table provides further information of the pending legal actions before the Commission at March 31, 2011, all of which were initiated by us, and all of which are contest or civil penalty proceedings. These matters were instituted during first-quarter 2011, but do not necessarily relate to the violations, citations, orders or proposed assessments issued by MSHA during the three months ended March 31, 2011, that have been presented in the above table.

		Date	Mine Act
Mine ID(1)	Mine or Operation Name	Instituted(2)	Section(3)
0200024	Freeport-McMoRan Morenci Inc (Morenci)	1/13/2011	104(a)
0200024	Freeport-McMoRan Morenci Inc (Morenci)	1/13/2011	104(a)
0200024	Freeport-McMoRan Morenci Inc (Morenci)	1/13/2011	104(a)
0200024	Freeport-McMoRan Morenci Inc (Morenci)	1/13/2011	104(a)
0200024	Freeport-McMoRan Morenci Inc (Morenci)	1/13/2011	104(a)
0200024	Freeport-McMoRan Morenci Inc (Morenci)	1/13/2011	104(a)
0200024	Freeport-McMoRan Morenci Inc (Morenci)	1/13/2011	104(a)
0200024	Freeport-McMoRan Morenci Inc (Morenci)	1/13/2011	104(a)
0200024	Freeport-McMoRan Morenci Inc (Morenci)	1/13/2011	104(a)
0200024	Freeport-McMoRan Morenci Inc (Morenci)	1/13/2011	104(a)
0200024	Freeport-McMoRan Morenci Inc (Morenci)	1/13/2011	104(a)
0200024	Freeport-McMoRan Morenci Inc (Morenci)	1/13/2011	104(a)
0200024	Freeport-McMoRan Morenci Inc (Morenci)	1/13/2011	104(a)
0200024	Freeport-McMoRan Morenci Inc (Morenci)	1/13/2011	104(a)
0200024	Freeport-McMoRan Morenci Inc (Morenci)	1/13/2011	104(a)
0200024	Freeport-McMoRan Morenci Inc (Morenci)	1/13/2011	104(a)
0200024	Freeport-McMoRan Morenci Inc (Morenci)	1/13/2011	104(a)
0200024	Freeport-McMoRan Morenci Inc (Morenci)	1/13/2011	104(a)
0500790	Henderson Operations (Henderson)	1/24/2011	104(a)
0500790	Henderson Operations (Henderson)	1/24/2011	104(a)
0500790	Henderson Operations (Henderson)	1/24/2011	104(a)
0500790	Henderson Operations (Henderson)	1/24/2011	104(a)
0500790	Henderson Operations (Henderson)	1/24/2011	104(a)
0500790	Henderson Operations (Henderson)	1/24/2011	104(a)
0500790	Henderson Operations (Henderson)	1/24/2011	104(a)
0500790	Henderson Operations (Henderson)	1/24/2011	104(a)
0502256	Climax Mine (Climax)	3/7/2011	104(d)

(1)	MSHA assigns an identification number to each mine or operation and may or may not assign separate identification numbers to related facilities.

(2)	Represents the date a docket number was assigned to the proceeding.

(3)
Represents the category of violation, order or citation underlying the pending legal action. Refer to “Mine Safety Data” above for further discussion of these references, which describe the categories of violations, orders or citations issued by MSHA under the Mine Act.